Consent of Independent Registered Public Accounting Firm
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The board and shareholders
AXP Dimensions Series, Inc.:
     AXP New Dimensions Fund

The board of trustees and unitholders
Growth Trust:
     Growth Trends Portfolio

We consent to the use of our reports included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.



/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    September 30, 2005